Exhibit 99.1

Omega Protein Corporation Announces Record Date for Special Meeting

HOUSTON, November 13, 2017 – Omega Protein Corporation (NYSE: OME) (the “Company”) announced today that Company stockholders of record at the close of business on November 24, 2017 will be entitled to receive notice of and to vote at a special meeting of Company stockholders (the “Special Meeting”), which will be held for the purpose of voting on: (i) a proposal (the “Merger Proposal”) to approve and adopt the merger agreement for the proposed merger with Cooke Inc. (“Cooke”) and the other transactions contemplated by the merger agreement; (ii) an advisory, non-binding proposal to approve compensation that will or may become payable to our named executive officers in connection with the merger; and (iii) a proposal to approve the adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the Merger Proposal ((i), (ii) and (iii) collectively, the “Proposed Transaction”). The Company will announce the meeting date for the Special Meeting prior to the filing and mailing of the definitive proxy regarding the Proposed Transaction.

As previously announced on October 6, 2017, the Company, Cooke and Alpha MergerSub, Inc., a wholly owned subsidiary of Cooke (“Merger Sub”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein, Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity and a wholly owned subsidiary of Cooke. Under the terms of the Merger Agreement, each issued and outstanding share of common stock of the Company will be converted into the right to receive $22.00 in cash. Following the approval by Company stockholders of the Merger Proposal and the satisfaction of certain other closing conditions, the merger is expected to close during the fourth quarter 2017 or the first quarter of 2018.

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils, specialty protein products and nutraceuticals.

The Company operates seven manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.

Additional Information for Stockholders

This communication does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities or a solicitation of any vote or approval. This communication relates to a proposed business combination between Cooke and the Company.

The Proposed Transaction will be submitted to the stockholders of the Company for their consideration. In connection with the Proposed Transaction, the Company has filed a preliminary proxy statement and will file a definitive proxy statement and other materials with the Securities and Exchange Commission (“SEC”). In addition, the Company may also file other relevant documents with the SEC regarding the Proposed Transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT(S) AND OTHER DOCUMENTS THAT HAVE BEEN OR MAY BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a free copy of the proxy statement(s) (when available) and other documents filed with the SEC by the Company at its website, www.omegaprotein.com, or at the SEC's website, www.sec.gov. The proxy statement(s) and other relevant documents may also be obtained for free from the Company by directing such request to Omega Protein Corporation, to the attention of the Corporate Secretary, 2105 City West Boulevard, Suite 500, Houston, Texas 77042, or by calling the Company’s proxy solicitor, Morrow Sodali LLC toll free at (800) 662-5200.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the Proposed Transaction. Information about the directors and executive officers of the Company is set forth in the Proxy Statement on Schedule 14A for the 2017 annual meeting of stockholders of the Company, which was filed with the SEC on April 28, 2017. This document can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the preliminary proxy statement and will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

Cautionary Statement Concerning Forward-Looking Statements

Forward-looking statements in this press release, future filings by the Company with the SEC, the Company’s press releases and oral statements by authorized officers of the Company are intended to be subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that all forward-looking statements involve risks and uncertainty. The Company believes that forward-looking statements made by it are based on reasonable expectations; however, no assurances can be given that actual results will not differ materially from those contained in such forward-looking statements. Forward-looking statements involve statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include the words “estimate,” “project,” “anticipate,” “expect,” “predict,” “assume,” “believe,” “could,” “would,” “hope,” “may” or similar expressions. In evaluating those statements, you should carefully consider the information above as well as the risks outlined in Item 1A. Risk Factors in the Company’s Form 10-K for the year ended December 31, 2016. The statements in this press release that are not historical statements are forward-looking statements within the meaning of the federal securities laws, including, among other things, statements regarding the expected timetable for completing the Proposed Transaction, benefits of the Proposed Transaction, costs of the Proposed Transaction and other anticipated financial impacts of the Proposed Transaction. These statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: the failure to obtain the required votes of the Company’s stockholders; the timing to consummate the Proposed Transaction; the failure to satisfy the conditions to closing of the Proposed Transaction or the failure of the closing to occur; the risk that a regulatory or judicial approval (including approval subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, United States Maritime Administration approval and approval by the court probation officer) that may be required to consummate the Proposed Transaction is not obtained or is obtained subject to conditions that are not anticipated; the diversion of management time on transaction-related issues; expectations regarding regulatory approval of the transaction; results of litigation, settlements and investigations; actions by third parties, including governmental agencies; global economic conditions; adverse industry conditions; adverse credit and equity market conditions; the loss of, or reduction in business with, key customers; legal proceedings; the ability to effectively identify and enter new markets; governmental regulation; the ability to retain management and other personnel; and other economic, business, or competitive factors.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings. The Company’s filings may be obtained by contacting the Company or the SEC or through the Company’s web site at www.omegaprotein.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.

Contact:
Investor Relations
(713) 623-0060
hq@omegahouston.com